UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 14, 2012
(Date of earliest event reported)

GeoResources, Inc.
(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-0505444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Cypress Station Drive, Suite 220
Houston, Texas 77090
(Address of principal executive offices) (Zip Code)

(281) 537-9920
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 14, 2012, the compensation committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of GeoResources, Inc. (the “Registrant”) adopted the GeoResources, Inc. Change in Control Plan (the “Plan”). Certain executive officers, including the named executive officers (each, a “Participant”), of the Registrant as determined by the Compensation Committee are eligible to participate in the Plan.

Pursuant to the Plan, upon a Change in Control (as defined below) and contingent upon the Participant’s continuous employment with the Registrant through date of the Change in Control and execution of a binding release agreement, the Participant will be entitled to receive a lump sum cash payment in an amount equal to such Participant’s annual base salary as in effect immediately prior to the Change in Control on the first payroll after the fifty-fifth day following a Change in Control. Additionally, in the event a Participant incurs a Separation from Service (as defined below) from the Registrant or its successor for any reason within two years after a Change in Control, during the applicable Continuation Period (as defined below) the Registrant shall reimburse the Participant or the Participant’s descendants, as the case may be, the full cost for continued coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).

A “Change in Control” will be deemed to exist upon the occurrence, without the affected Participant’s written consent, of any of the following: (i) the acquisition by any one person, or more than one person acting as a group, of ownership of stock of the Registrant that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Registrant; (ii) the acquisition by any one person, or more than one person acting as a group, of all or substantially all of the Registrant’s assets during the 12-month period ending on the date of the most recent acquisition. The term “substantially all” means at least 60% of the assets of the Registrant immediately before such acquisition(s); or (iii) when a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

The term “Continuation Period” means a period commencing on the date of a Participant’s termination of employment until the earliest of: (i) twelve (12) months following the date of termination; (ii) the date the Participant becomes eligible for coverage under the health insurance plan of a subsequent employer; or (iii) the date the Participant or the Participant’s eligible dependents, as the case may be, cease to be eligible under COBRA.

A “Separation from Service” means termination of a Participant’s employment with the Registrant, provided, that, such termination constitutes a separation from service within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the default presumptions set forth in the Treasury Regulations promulgated under Section 409A of the Code.

The Plan will terminate automatically on the second anniversary of a Change in Control, or if later, when all benefits payable under the Plan are paid.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC.

	By:	/s/ Frank A. Lodzinski
	Name:	Frank A. Lodzinski
Date: March 20, 2012	Title:	President and Chief Executive Officer